Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-194731) and Form S-8 (Nos. 333-210215, 333-202904, 333-194642, 333-190499, 333-188935, 333-183925, and 333-183924) of Sunshine Heart, Inc. of our report dated October 21, 2016 relating to the financial statements of the Aquadex Business, a franchise of Baxter International Inc., which appear in this Current Report on Form 8-K/A of Sunshine Heart, Inc.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
October 21, 2016